Exhibit 4.2
                                                                     -----------





                               WARRANT CERTIFICATE
                           To Purchase Common Stock of
                        FACTORY CARD & PARTY OUTLET CORP.











                          Warrant Certificate No. NM-1
                               No. of Warrants: __

                                TABLE OF CONTENTS

                                                                                                               Page

Article 1             DEFINITIONS................................................................................2

Article 2             EXERCISE PERIOD............................................................................4

Article 3             EXERCISE OF WARRANTS.......................................................................5

         3.1      The Exercise Price.............................................................................5

         3.2      Manner of Exercise.............................................................................5

         3.3      When Exercise Effective........................................................................5

         3.4      Delivery of Certificates, Etc..................................................................5

         3.5      Fractional Shares..............................................................................6

Article 4             ADJUSTMENT OF THE AMOUNT OF COMMON STOCK ISSUABLE AND THE EXERCISE PRICE UPON EXERCISE.....6

         4.1      (a) Adjustment for Change in Capital Stock.....................................................6

         4.2      Distributions..................................................................................8

         4.3      Adjustments for Mergers and Consolidations.....................................................8

         4.4      No Adjustment of Exercise Price................................................................9

         4.5      No De Minimis Adjustments; Calculation to Nearest Cent and One-hundredth of Share..............9

         4.6      Certificate as to Adjustments..................................................................9

         4.7      Other Notices..................................................................................9

         4.8      No Change in Warrant Terms on Adjustment.......................................................9

Article 5             MERGER, CONSOLIDATION, ETC................................................................10

Article 6             NOTIFICATION OF CERTAIN EVENTS............................................................10

         6.1      Corporate Action..............................................................................10

         6.2      Available Information.........................................................................11

Article 7             RESERVATION OF STOCK......................................................................11

Article 8             LOSS OR MUTILATION........................................................................12

Article 9             WARRANT REGISTRATION......................................................................12

         9.1      Registration..................................................................................12

         9.2      Transfer or Exchange..........................................................................12

         9.3      Valid and Enforceable.........................................................................13

         9.4      Endorsement...................................................................................13


                                        i

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                              Page


         9.5      No Service Charge.............................................................................13

         9.6      Treatment of Holders of Warrant Certificates..................................................13

         9.7      Cancellation..................................................................................13

Article 10            REMEDIES, ETC.............................................................................13

Article 11            MISCELLANEOUS.............................................................................13

         11.1     Notices.......................................................................................13

         11.2     Governing Law and Consent to Forum............................................................14

         11.3     Benefits......................................................................................14

         11.4     Agreement of Holders of Warrant Certificates..................................................14

         11.5     Amendments....................................................................................15

         11.6     Consent to Jurisdiction.......................................................................15

         11.7     Headings......................................................................................15


EXHIBITS

Exhibit A:........Subscription Form
Exhibit B:........Form of Rights Certificate

CERTIFICATE.DOC 2 THIS WARRANT CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT CERTIFICATE.


Warrant No. NM - 1                                   Number of Warrant(s):  __
            ------


Exercisable During the Period that Commences at 9:00 a.m., New York City time, on April 9, 2002 and Terminates at 5:00 p.m., New York City time, on June 7, 2002 except as provided below.

              WARRANT CERTIFICATE REPRESENTING WARRANTS TO PURCHASE

                     COMMON STOCK, PAR VALUE $.01 PER SHARE,

                                       OF

                        FACTORY CARD & PARTY OUTLET CORP.

                  This certifies that

                  ------------------------------------

                  ------------------------------------

                   or registered assigns, is the registered owner of the number of warrants set forth above (the "Warrants"), each of which represents the right, at any time after April 9, 2002 (the "Original Issue Date") and on or before 5:00 p.m., New York City time, on June 7, 2002 (the "Exercise Period"), to purchase from Factory Card & Party Outlet Corp. (f/k/a Factory Card Outlet Corp.), a Delaware corporation (the "Company"), at the price per share of $7.52 (the "Exercise Price"), one share of Common Stock, $0.01 par value (the "Common Stock"), of the Company as such stock was constituted as of the Original Issue Date, subject to adjustment as provided in this Warrant Certificate, upon surrender hereof, with the subscription form on Exhibit A hereto duly executed, by hand or by mail to the Company at the office at its address set forth under
Section 11.1 hereof and simultaneous payment in full (which shall be made by certified or official bank or bank cashier's check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company for the benefit of the Company.

                              W I T N E S S E T H:

                  WHEREAS, in connection with the restructuring of the Company and its wholly owned subsidiary, pursuant to the Amended Joint Plan of Reorganization dated as of February 5, 2002 (as amended, the "Plan"), the Company is issuing warrants which are exercisable to purchase up to an aggregate of 78,947 shares of Common Stock (as defined herein), subject to adjustment as provided herein, to certain members of the Company's management including the Holder, in partial consideration for services pursuant to the employment agreements between the Company and the Holder;

                  WHEREAS, upon the terms and conditions hereinafter set forth, the Company has further authorized the issuance of one (1) certificate (the "Rights Certificate") for each successive anniversary of the date hereof commencing on December 31, 2002 and terminating on December 31, 2006, with respect to each share of Common Stock purchased by the Holder pursuant hereto, which certificate shall grant such Holder the rights, preferences and limitations (the "Rights") specified in Exhibit B hereto;

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

                  As used herein, the following terms have the following respective meanings:

                  "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware that has jurisdiction of the chapter 11 case of the Company under title 11 of the United States Code.

                  "Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City, New York are authorized or required by law to be closed; provided, that, in determining the period within which certificates or Warrants are to be issued and delivered at a time when shares of Common Stock (or Other Securities) are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Fair Value of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, "Business Day" shall mean any day when the principal exchange on which such securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading; and provided, further, that any reference herein to "days" (unless Business Days are specified) shall mean calendar days.

                  "Certificate of Incorporation" means the Company's Amended and Restated Certificate of Incorporation dated as of the Effective Date.

                  "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act of 1933, as amended, or the Exchange Act, whichever is the relevant statute for the particular purpose.

                  "Common Stock" has the meaning specified in the preamble hereof.

                  "Company" has the meaning specified in the preamble hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time. Any reference herein to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor Federal statute.

                  "Exercise Date" means, for a given Warrant, the day on which such Warrant is exercised pursuant to Article 3.

                  "Exercise Period" has the meaning specified in the preamble hereof.

                  "Exercise Price" has the meaning specified in the preamble hereof.

                  "Expiration Date" means the 59th day following the Original Issue Date.

                  "Fair Value" means (i) with respect to Common Stock or any Other Security, in each case, if such security is listed on one or more stock exchanges or quoted on the National Market System or Small Cap Market of NASDAQ (the "NASDAQ Market"), the average of the closing or last reported sales prices of a share of Common Stock or, if an Other Security in the minimum denomination in which such security is traded, on the primary national or regional stock exchange on which such security is listed or on the NASDAQ Market if quoted thereon or (ii) if the Common Stock or Other Security, as the case may be, is not so listed or quoted but is traded in the over-the-counter market (other than the NASDAQ Market), the average of the closing bid and asked prices of a share of such Common Stock or Other Security, in each case quoted for the 30 Business Days (or such lesser number of Business Days as such Common Stock (or Other Security) shall have been so listed, quoted or traded) next preceding the date of measurement; provided, however, that if no such sales price or bid and asked prices have been quoted during the preceding 30-day period or there is otherwise no established trading market for such security, then "Fair Value" means the value of such Common Stock or Other Security as determined reasonably and in good faith by the Board of Directors of the Company. If the Common Stock or Other Security is not registered under the Exchange Act, the value of the Common Stock or Other Security shall be as determined in good faith by the Board of Directors and certified in a board resolution adopted by the Board of Directors, if the recipients of a majority of such Common Stock or Other Securities are not affiliates of the Company, or, if the recipients of a majority of such securities are affiliates of the Company, the value of the Common Stock or Other Security shall be as mutually agreed by the Company and Holder; provided, however, that if the Company and the Holder are unable to mutually agree upon such value, an Independent Financial Expert shall determine the value of such Common Stock or Other Security. Anything herein to the contrary notwithstanding, in case the Company shall issue any shares of Common Stock, rights, options, or Other Securities in connection with the acquisition by the Company of the stock or assets of any other Person or the merger of any other Person into the Company, the Fair Value of the Common Stock or Other Securities so issued shall be determined as of the date the number of shares of Common Stock, rights, options or Other Securities was determined (as set forth in a written agreement between the Company and the other party to the transaction) rather than on the date of issuance of such shares of Common Stock, rights, options or Other Securities.

                  "Holder" shall mean the Person is whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose.

                  "Independent Financial Expert" shall mean a nationally or regionally recognized investment banking firm selected by the Company and approved by the Holder (i) that does not (and whose financial interest in the Company, (ii) that has not been, and, at the time it is not (and none of whose directors, officers, employees or affiliates is) a director or officer of the Company, (iii) that has not been retained by the Company for any purpose, other than to perform an equity valuation, within the preceding twelve months, and
(iv) that, in the reasonable judgment of the Board of Directors, is otherwise qualified to serve as an independent financial advisor. Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

                  "Original Issue Date" has the meaning specified in the preamble hereof.

                  "Other Securities" has the meaning specified in Section 4.2 hereof.

                  "Person" means any individual, partnership, association, joint venture, corporation, limited liability company, business trust, unincorporated organization, government or department, agency or subdivision thereof, or other person or entity.

                  "Plan" has the meaning specified in the recitals hereto.

                  "Rights" has the meaning specified in the recitals hereto.

                  "Rights Certificate" has the meaning specified in the recitals hereto.

                  "Warrants" has the meaning set forth in the recitals hereto.

                                    ARTICLE 2

                                 EXERCISE PERIOD
                                 ---------------

                  Each Warrant shall entitle the Holder to purchase from the Company one (1) share of Common Stock (subject to the adjustments provided herein), at any time during the Exercise Period. Any Warrant not exercised during the Exercise Period shall become void, and all rights of the Holder evidencing such Warrant shall cease.

                                    ARTICLE 3

                              EXERCISE OF WARRANTS
                              --------------------

                  3.1 The Exercise Price. The exercise price of each Warrant is $7.52 per share of Common Stock (the "Exercise Price"). The Exercise Price is subject to adjustment pursuant to Article 4 hereof.

                  3.2 Manner of Exercise. (a) During the Exercise Period, all or any whole number of Warrants represented by this Warrant Certificate may be exercised by the Holder during normal business hours on any Business Day, by surrendering this Warrant Certificate, with the subscription form set forth on Exhibit A duly completed and executed by the Holder, by hand, by overnight courier or by mail to the Company at the address set forth for notices in
Section 11.1 hereunder. Such Warrant Certificate shall be accompanied by payment in full in respect of each Warrant that is exercised, which shall be made by certified or official bank or bank cashier's check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company. Upon such surrender and payment prior to the expiration of the Exercise Period, the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, registered, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Article 3, and as and if adjusted pursuant to Article 4.

                  3.3 When Exercise Effective. Each exercise of any Warrant pursuant to Section 3.2 shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Warrant Certificate representing such Warrant, duly executed, with accompanying payment, shall have been delivered as provided in Section 3.2, and at such time the Person or Persons in whose name or names the certificate or certificates for Common Stock (or Other Securities) shall be issuable upon such exercise as provided in
Section 3.4 shall be deemed to have become the holder or holders of record thereof.

                  3.4 Delivery of Certificates, Etc. (a) As promptly as practicable after the exercise of any Warrant, and in any event within three (3) Business Days thereafter, the Company at its expense (other than as to payment of transfer taxes which will be paid by the Holder) will cause to be issued and delivered to the Holder, or as the Holder may otherwise direct in writing (subject to the terms and conditions herein),

                           (i) a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which the Holder is entitled,

                           (ii) the Rights Certificates for each of 2002, 2003, 2004, 2005 and 2006, and

                           (iii) if less than all the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate or Certificates of the same tenor and for the aggregate number of Warrants that were not exercised and executed in accordance with Section 3.2.

                  (b) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Common Stock to a Person other than a registered Holder; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Certificate or share of Common Stock until such tax or other charge shall have been paid or it has been established to the Company's reasonable satisfaction that no such tax or other charge is due.

                  3.5 Fractional Shares. No fractional shares of Common Stock (or Other Securities) shall be issued upon the exercise of any Warrant. If more than one Warrant Certificate shall be delivered for exercise at one time by the same holder, the number of full shares or securities that shall be issuable upon exercise shall be computed on the basis of the aggregate number of Warrants exercised. As to any fraction of a share of Common Stock (or Other Securities), the Company shall pay a cash adjustment in respect thereto in an amount equal to the product of the Fair Value per share of Common Stock (or Other Securities) as of the Business Day next preceding the date of such exercise multiplied by such fraction of a share.

                                    ARTICLE 4

                    ADJUSTMENT OF THE AMOUNT OF COMMON STOCK
                  ISSUABLE AND THE EXERCISE PRICE UPON EXERCISE
                  ---------------------------------------------

                  4.1 (a) Adjustment for Change in Capital Stock. If the Company shall (i) declare or pay a dividend on its outstanding shares of Common Stock or make a distribution to holders of its Common Stock, in either case in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, then (x) the number of shares of Common Stock issuable for each Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which each Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (y) the Exercise Price shall be adjusted to equal
(A) the Exercise Price multiplied by the number of shares of Common Stock for which each Warrant is exercisable immediately prior to the adjustment divided by
(B) the number of shares for which each Warrant is exercisable immediately after such adjustment.

                  An adjustment made pursuant to this Section 4.1(a) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event.

                  (b) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company, after the Original Issue Date, shall issue (or shall be deemed to have issued as provided in clause (D) below) Additional Shares of Common Stock without consideration (except for a common stock dividend as to which an adjustment is made pursuant to Section 4.1(a)) or for a consideration per share less than the Fair Market Value of the Common Stock, then and in such event, the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the then-applicable Exercise Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding (on a fully-diluted basis) immediately prior to such issuance plus the quotient obtained by dividing (x) the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued by (y) the consideration per share for such Additional Shares, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding (on a fully-diluted basis) immediately prior to such issuance plus the number of Additional Shares of Common Stock so issued. Upon each such adjustment of the then-applicable Exercise Price pursuant to the provisions of this Section 4.1(b), the number of shares of Common Stock purchasable upon the exercise of the Warrants shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  Determination of Consideration. For purposes of this Section 4.1(b) the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (A) insofar as it consists of cash, be computed at the net amount of cash received by the Company without deducting expenses, discounts and commissions payable by the Company in connection with such issuance or sale and amounts paid or payable for accrued interest.

                  (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as reasonably determined in good faith by the Board of Directors;

                  (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration that covers both cash and property other than cash, the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, shall be as reasonably determined in good faith by the Board of Directors.

                  (D) Additional Shares of Common Stock. For purposes of this
Section 4.1(b), "Additional Shares of Common Stock" shall mean all shares of common stock issued by the company on or after the Original Issue Date other than shares of Common Stock issued as contemplated by clauses (i) or (ii) of
Section 4.4 or shares of Common Stock issued pursuant to the Warrants. In case the Company shall issue any warrant, options or other rights to acquire Common

Stock or obligations or securities convertible into or exercisable or exchangeable for Common Stock (other than those contemplated by such clauses (i) or (ii)), the Company shall be deemed to have immediately issued the maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of the warrant, option, right, obligation or security for consideration equal to the amount received by the Company for such warrant, option, right, obligation or security, together with any additional consideration that would be received by the Company for such exercise, conversion or exchange, so that adjustments shall be made pursuant to Section 4.1(b) to the same extent as they would have been made if such shares of Common Stock actually had been issued.

                  4.2 Distributions. If after the date hereof the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness, shares of another class of capital stock ("Other Securities"), assets (excluding cash distributions made as a dividend payable out of the lesser of the undistributed earnings for the fiscal year during which the dividend is declared and the retained earnings of the Company) or rights to subscribe to shares of Common Stock, then in each such case, unless the Company elects to reserve such indebtedness, assets, rights or shares for distribution to the Holder of a Warrant upon the exercise of the Warrants so that the Holder will receive upon such exercise, in addition to the shares of Common Stock to which the Holder is entitled, the amount and kind of such indebtedness, assets, rights or shares which such holder would have received if such holder had, immediately prior to the record date for the distribution of such indebtedness, assets, rights or shares, exercised the Warrants and received Common Stock, the Exercise Price in effect immediately prior to such distribution shall be decreased to an amount determined by multiplying such Exercise Price by a fraction, the numerator of which is the Fair Value of a share of the Common Stock at the date of such distribution less the fair value of the evidences of indebtedness, Other Securities, assets or subscription rights as the case may be, so distributed (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) and the denominator of which is the Fair Value of a share of Common Stock at such date. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively on the date immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  4.3 Adjustments for Mergers and Consolidations. In case the Company, after the date hereof, shall merge or consolidate (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any change in the shares of Common Stock) with another Person, then, in the case of any such transaction, proper provision shall be made so that, upon the basis and terms and in the manner provided herein, the Holders, upon the exercise thereof at any time after the consummation of such transaction (subject to the Exercise Period), shall be entitled to receive (at the aggregate Exercise Price in effect at the time of the transaction for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the greatest amount of securities, cash or other property to which such holder would have been entitled as a holder of Common Stock (or Other Securities) upon such consummation if such holder had exercised the rights represented by the Warrants held by the Holder immediately prior thereto.

                  4.4 No Adjustment of Exercise Price. No adjustment in the number of shares of Common Stock issuable upon the exercise of the Warrants shall be required by reason of the issuance of: (i) any additional shares of Common Stock upon the exercise of warrants or options to acquire Common Stock heretofore or hereafter granted to officers, directors and employees (as such) of the Company or any subsidiary pursuant to the Plan; or (ii) any additional shares of Common Stock upon the redemption, conversion or exchange of any convertible bond, note, debenture or other instrument evidencing indebtedness of the Company heretofore or hereafter granted by the Company to holders of Claims pursuant to the Plan, and such additional shares shall not be taken into account in any of the computations under Sections 4.1, 4.2 or 4.3 of this Article 4, including the determination of the number of shares outstanding at any time.

                  4.5 No De Minimis Adjustments; Calculation to Nearest Cent and One-hundredth of Share. No adjustment in the Exercise Price or number of shares of Common Stock issuable hereunder shall be required under this Article 4 unless such adjustment would require an increase or decrease of at least one percent (1%) of such price or number of shares of Common Stock; provided, that any adjustments which by reason of this Article 4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  4.6 Certificate as to Adjustments. Whenever the Exercise Price or number of shares of Common Stock issuable hereunder shall be required to be adjusted as provided in this Article 4, the Company shall furnish to the Holder by first class mail, postage prepaid, a notice setting forth any such adjustments to the Holder at its last address appearing on the Warrant register. A statement, signed by the Chairman of the Board, Chief Executive Officer, President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company, stating in detail the facts requiring such adjustment, the method of calculation thereof, the Exercise Price that will be effective after such adjustment and the impact of such adjustment on the number and kind of securities issuable upon exercise of the Warrants.

                  4.7 Other Notices. In case the Company after the date hereof shall propose to take any action of the type described in Sections 4.1 or 4.2 of this Article 4, the Company shall give notice to the Holder in the manner set forth in Section 4.6 of this Article 4, which notice shall specify the date on which a record shall be taken with respect to any such action. Such notice shall be given at least ten (10) days prior to the record date with respect thereto. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provision of Section 4.6.

                  4.8 No Change in Warrant Terms on Adjustment. Irrespective of any adjustments in the Exercise Price or the number of shares of Common Stock (or any inclusion of Other Securities) issuable upon exercise, Warrants theretofore or thereafter issued may continue to express the same prices and number of shares as are stated in the similar Warrants issuable initially, or at some subsequent time, pursuant hereto, and the Exercise Price and such number of shares issuable upon exercise specified thereon shall be deemed to have been so adjusted.

                  4.9 The adjustments made pursuant to this Section 4 shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                                    ARTICLE 5

                           MERGER, CONSOLIDATION, ETC.
                           ---------------------------

                  Notwithstanding anything contained herein to the contrary, the Company will not effect a merger or consolidation unless, prior to the consummation of such transaction, each Person (other than the Company) which may be required to deliver any Common Stock, Other Securities, securities, cash or property upon the exercise of this Warrant as provided herein shall assume the obligations of the Company hereunder, including, without limitation, the obligation to deliver such shares of Common Stock, Other Securities, cash or property as may be required pursuant to Article 4 hereof or the certificate or articles of incorporation or other constituent document, that are equivalent to the adjustments provided for in Article 4 hereof.

                                    ARTICLE 6

                         NOTIFICATION OF CERTAIN EVENTS
                         ------------------------------

                  6.1 Corporate Action. In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution of any kind, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right or interest of any kind; or

                  (b) (i) any capital reorganization of the Company, (ii) any reclassification of the capital shares of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination), (iii) the consolidation or merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the shares of Common Stock), (iv) the sale or transfer of the properties and assets of the Company as, or substantially as, an entirety to another Person, or (v) an exchange offer for Common Stock (or Other Securities); or

                  (c) the voluntary or involuntary dissolution, liquidation, or winding up of the Company,

the Company shall mail the Holder a notice specifying (x) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of any such dividend, distribution or right or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or right are to be determined, and the amount and character of such dividend, distribution or right, or (y) the date or expected date on which any such reorganization, reclassification, consolidation, merger, sale, transfer, exchange offer, dissolution, liquidation or winding up is expected to become effective, and the time, if any such time is to be fixed, as of which holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, exchange offer, dissolution, liquidation or winding up. Such notice shall be delivered not less than twenty (20) days prior to such date therein specified, in the case of any such date referred to in clause (x) of the preceding sentence, and not less than thirty (30) days prior to such date therein specified, in the case of any such date referred to in clause (y) of the preceding sentence. Failure to give such notice within the time provided or any defect therein shall not affect the legality or validity of any such action.

                  6.2 Available Information. The Company shall promptly make available to holders upon request copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not required to make such filings, the Company shall promptly make available to the holders of Warrants or underlying Common Stock, copies of any annual, quarterly or other reports and financial statements(which need not be audited) that are generally provided to holders of equity or debt securities of the Company (other than bank or other institutional debt) and, if not otherwise included in the materials otherwise distributed pursuant to this Section 6.2, copies of annual audited financial statements (not later than 90 days after the end of each fiscal year) and copies of unaudited quarterly financial statements (not later than 45 days after the end of each fiscal quarter), which statements meet the requirement for annual or quarterly financial statements, as the case may be, included in periodic filings under
Section 13 of the Exchange Act.

                                    ARTICLE 7

                              RESERVATION OF STOCK
                              --------------------

                  The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock (or out of authorized Other Securities), solely for issuance and delivery upon exercise of Warrants, the full number of shares of Common Stock (and Other Securities) from time to time issuable upon the exercise of all Warrants and any other outstanding warrants, options or similar rights, from time to time outstanding. All shares of Common Stock (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be duly and validly issued, and (in the case of shares) fully paid and nonassessable, and free from all taxes, liens, charges, security interests, encumbrances and other restrictions created by or through the Company.

                                    ARTICLE 8

                               LOSS OR MUTILATION
                               ------------------

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of an indemnity bond reasonably satisfactory to them in form or amount, and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and deliver to the Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this
Article 8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith. The provisions of this Article 8 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

                                    ARTICLE 9

                              WARRANT REGISTRATION
                              --------------------

                  9.1 Registration. The Warrant Certificates shall be issued in registered form only and shall be registered in the names of the record holders of the Warrant Certificates to whom they are to be delivered. The Company shall maintain a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrants and of transfers or exchanges of Warrant Certificates. Such register shall be maintained at the office of the Company located at the address therefor as provided in Section 11.1. Such register shall be open for inspection upon notice at all reasonable times by each holder of a Warrant.

                  9.2 Transfer or Exchange. At the option of the Holder, Warrant Certificates may be exchanged or transferred for other Warrant Certificates for a like aggregate number of Warrants, upon surrender of the Warrant Certificates to be exchanged at the office of the Company therefor as provided in Section 11.1, and upon payment of the charges herein provided. Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Company shall execute the Warrant Certificates that the Holder is entitled to receive.

                  9.3 Valid and Enforceable. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations as the Warrant Certificates surrendered for such registration of transfer or exchange.

                  9.4 Endorsement. Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by an instrument of transfer in form reasonably satisfactory to the Company and duly executed by the registered holder thereof or such holder's officer or representative duly authorized in writing.

                  9.5 No Service Charge. No service charge shall be made to the Holder for any registration of transfer or exchange of Warrant Certificates.

                  9.6 Treatment of Holders of Warrant Certificates. The Company may treat the Holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

                  9.7 Cancellation. Any Warrant Certificate surrendered for registration of transfer, exchange or the exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Company for cancellation. Any such Warrant Certificate shall not be reissued and, except as provided in this Article 9 in case of an exchange or transfer, in Article 8 in case of a mutilated Warrant Certificate and in Article 3 in case of the exercise of less than all the Warrants represented thereby, no Warrant Certificate shall be issued hereunder in lieu thereof.

                                   ARTICLE 10

                                 REMEDIES, ETC.
                                 --------------

                  Prior to the exercise of the Warrants represented hereby, no holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and no such holder shall be entitled to receive notice of any proceedings of the Company except as provided herein. Nothing contained herein shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                                   ARTICLE 11

                                  MISCELLANEOUS
                                  -------------

                  11.1 Notices. Any notice, demand or delivery authorized hereby shall be sufficiently given or made if sent by first class mail, postage prepaid, delivered by hand or delivered by overnight courier, in each case addressed to the Holder at the Holder's last known address appearing on the register of the Company, and to the Company as follows, or delivered by facsimile (in the case of notices to any registered holder, to the last known facsimile number of such holder appearing on the register of the Company ):

                           Factory Card & Party Outlet Corp.
                           2727 Diehl Road
                           Naperville, IL 60563-2371
                           Attn: Gary Rada
                                    Vice President and COO
                           Telephone:     (630) 579-2130
                           Facsimile:     (630) 579-2501
or such other address as shall have been furnished in writing, in accordance with this Section 11.1, to the party giving or making such notice, demand or delivery.

                  11.2 Governing Law and Consent to Forum. THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY DELAWARE STATE COURT SITTING IN THE CITY OF WILMINGTON OR ANY FEDERAL COURT SITTING IN THE CITY OF WILMINGTON IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                  11.3 Benefits. This agreement shall be binding upon and inure to the benefit of the Company and its respective successors and assigns, and the registered and beneficial holders from time to time of the Warrants and of holders of the Common Stock, where applicable. Nothing in this agreement is intended or shall be construed to confer upon any other Person, any right, remedy or claim under or by reason of this Agreement or any part hereof.

                  11.4 Agreement of Holders of Warrant Certificates. The Holder, by accepting this Warrant Certificate, covenants and agrees with the Company that the Warrant Certificates are transferable on the registry books of the Company only upon the terms and conditions set forth in this Warrant Certificate, and the Company may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner for all purposes whatsoever and the Company shall not be affected by any notice to the contrary.

                  11.5 Amendments. This Warrant Certificate may be amended by the Company without the consent of the Holder, for the purpose of curing any manifest error, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Warrant Certificate as the Company may deem necessary or desirable; provided, that such action shall not adversely affect the interests of the holder of the Warrant Certificate. Any other amendment shall require the consent of a majority of the Holders of outstanding Warrant Certificates. Any such modification or amendment will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

                  11.6 Consent to Jurisdiction. Notwithstanding anything to the contrary contained in Section 11.2 hereof, the parties hereby expressly acknowledge and agree that, to the extent permitted by applicable law, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine any and all disputes concerning the distribution of Warrants hereunder to the Holder pursuant to the Plan.

                  11.7 Headings. The table of contents hereto and the descriptive headings of the several sections hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Warrant Certificate to be duly executed, as of the day and year first above written.

                              FACTORY CARD & PARTY OUTLET CORP.
                              (f/k/a/ Factory Card Outlet Corp.)


                              By:
                                   -------------------------------------
                                   Name:
                                         -------------------------------
                                   Title:
                                          ------------------------------

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of warrant)

TO FACTORY CARD & PARTY OUTLET CORP.

Attention:  ____________________

                  The undersigned:

                  (i) irrevocably exercises ___ Warrants represented by this Warrant Certificate,

                  (ii) irrevocably elects to purchase____ shares of common stock, par value $0.01 per share, of Factory Card & Party Outlet Corp. (f/k/a Factory Card Outlet Corp.) (before giving effect to the adjustments provided in this Warrant Certificate) for each Warrant so exercised and herewith makes payment in full of the purchase price of $ per share, in respect of each Warrant so exercised as provided in this Warrant Certificate, (which shall be made either by certified or official bank or bank cashier's check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.

                  (iii) surrenders this Warrant Certificate and all right, title and interest therein to Factory Card & Party Outlet Corp. and

                  (iv) directs that the securities or other property deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:                   , 2002
       ------------ -----


                                    ----------------------------------------
                                    (Owner)*


                                    ----------------------------------------
                                    (Signature of Authorized Representative)


                                    ----------------------------------------
                                    (Street Address)


                                    ----------------------------------------
                                    (City) (State) (Zip Code)

Securities or property to be
issued and delivered to:

                                       ----------------------------------------
                                       Signature Guaranteed**




     Please insert social
     security or other
     identifying number

     ------------------


Name
     --------------------------------------------------------------------------

Street Address
               ----------------------------------------------------------------

City, State and Zip Code
                         ------------------------------------------------------












                  *The signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  **The signature must be guaranteed by a Securities Transfer Association medallion program ("stamp") participant or an institution receiving prior approval from the treasurer or secretary of the Company.

                               FORM OF ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned registered holder of this Warrant Certificate hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant Certificate, with respect to the number of warrants set forth below:


              Name of               Address                   No. of
              Assignee              -------                  Warrants
              --------                                       --------




Please insert social
security or other
identifying number
of Assignee

--------------------


and does hereby irrevocably constitute and appoint __________ attorney to make such transfer on the books of Factory Card & Party Outlet Corp. maintained for the purpose, with full power of substitution in the premises.

Dated:  ____________, 200_

                                     Name                                   *
                                              ------------------------------


                                     Signature of Authorized
                                     Representative


                                     Signature Guaranteed                  **
                                                          -----------------



                  * The signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  ** The signature must be guaranteed by a Securities Transfer Association medallion program ("stamp") participant or an institution receiving prior approval from the treasurer or secretary of the Company.

                                    EXHIBIT B


                          [FORM OF RIGHTS CERTIFICATE]


Certificate No. R-_____ Rights


NOT EXERCISABLE AFTER MARCH 31[, 2003][,2004][,2005][, 2006][,2007].
NON-TRANSFERABLE.


                               RIGHTS CERTIFICATE


                                       OF


                        FACTORY CARD & PARTY OUTLET CORP.


                  This certifies that __________ (the "Rights Holder"), is the registered owner of ___ Rights (as provided herein), which entitle the owner thereof to receive from Factory Card & Party Outlet Corp., a Delaware corporation (the "Company"), for no consideration, shares of the Common Stock of the Company, par value $0.01 per share (the "Common Stock") in an amount equal to the Adjustment Shares (as set forth below).

                  1. RIGHTS. By no later than March 31[, 2003] [, 2004] [,2005]
[,2006] [,2007], if the Company has, at any time during the previous year, issued (a) any additional shares of Common Stock: (i) after the exercise and in accordance with the terms and conditions of any New Equity Warrants to holders of such warrants or their successors or assigns; or (ii) after the conversion and in accordance with the requirements of the Trade Conversion Notes to the holders thereof or (b) any Employee Stock Options ((a) or (b) being collectively "Additional Shares"), the Rights Holder has the right to acquire (a "Right" or "Rights"), for no consideration, the number of shares of Common Stock derived by: (a) multiplying the number of shares of Common Stock of the Company issued and outstanding to the Rights Holder after exercise of the Warrants by (b) a number equal to (x) the number of Additional Shares, divided by (y) 1,500,000 shares of Common Stock (subject to equitable adjustment to account for any stock splits, combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock dividends, or other similar events with respect to the Common Stock) (the "Adjustment Shares").

                  2. For purposes of the Adjustment Shares calculation:

                        (a) "Claim" means claims filed against the Company pursuant to Chapter 11 of the United States Bankruptcy Code in the matter of Factory Card Outlet Corp. and Factory Card Outlet of America Ld., Chapter 11 case Nos. 99-685 (EIK) through 99-686 (EIK), in the United States Bankruptcy Court, District of Delaware (hereinafter "In Re Factory Card Outlet Corp. and Factory Card Outlet of America Ltd.");

                        (b) "Employee Stock Options" means the rights to acquire Common Stock of the Company issued to the Company's employees in accordance with the provisions of the Plan, pursuant to a stock option plan, dated April 9, 2002.

                        (c) "New Equity Warrants" means the Series A, Series B, Series C and Series D Warrants, dated April 9, 2002, for an aggregate 153,928 shares of the Company's Common Stock, issued to certain holders of Claims pursuant to the Plan.

                        (d) "Plan" means the Company's joint amended plan of reorganization under Chapter 11 of the United States Bankruptcy Code, filed under the jurisdiction of the United States Bankruptcy Court for the District of Delaware pursuant to Chapter 11 of the United States Bankruptcy Code, on February 5, 2002, in connection with the proceeding In re: Factory Card Outlet Corp. and Factory Card Outlet of America Ltd.; and,

                        (e) "Trade Conversion Notes" means the $3.13 million convertible secured subordinated notes of the Company, issued under the Plan on February 5, 2002, to certain holders of Claims.

                        (f) "Warrants" means warrants to purchase the Common Stock, on the terms and subject to the conditions set forth in the Warrant, dated April 9, 2002, issued by the Company, to be distributed to certain members of the Company's management pursuant to the Plan.

                  3. This Rights Certificate may be exercised in whole or in part by presentation therefor, duly endorsed and executed by the holder, to the Company at the end of each fiscal year.

                  4. No fractional shares of Common Stock may be issued upon the exercise of this Rights Certificate , and as to any fraction of a share otherwise issuable, the Company will make a cash payment in lieu of such issuance.

                  5. Exercise; Payment;

                        (a) This Rights Certificate is issued pursuant to this Warrant Certificate and the Plan.

                        (b) This Rights Certificate, and the Right or Rights to acquire Common Stock hereunder, shall be exerciseable commencing on December 31, 2002 [,2003] [,2004] [,2005] and terminating at 5:00 P.M., Eastern Time on March __, 200_.

                        (c) The Rights under this Rights Certificate may be exercised by the Rights Holder by surrender of this Rights Certificate, duly endorsed by the Rights Holder, at the principal office of the Company located at: 2727 Diehl Road, Naperville, IL 60563-2371, Attn: Corporate Secretary,
Telephone: (630) 579-2101, Facsimile: (630) 579-2501.

                        (d) In the event of any exercise of the Rights granted under the Rights Certificate, certificates for the shares of Common Stock so requested will be delivered to the Rights Holder at the address provided by such holder in the bloc reserved for its endorsement on the signature page hereto, within a reasonable time after such request was made and, in any event, no later than March 31, 200_.

                        (e) No consideration shall be required by the Company from the Rights Holder as a result of the exercise of the Rights Certificates.

                  6. All Common Stock issued upon exercise of the Rights Certificates will, on the date of their issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof (excluding taxes based on the income of the Rights Holder).

                  7. The Company will at all times during the period within which the Rights represented hereby may be exercised, have authorized and reserved for issuance, a sufficient number of shares of its Common Stock or other securities as would be required upon the full exercise of the Rights represented by this Rights Certificate.

                  8. This Rights Certificate is non-transferable.

                  9. The Rights Holder shall not be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the Rights Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided herein.

                  10. Upon receipt by the Company of evidence satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, this Rights Certificate and (in the case of loss, theft, or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Rights Certificate.

                  11. The internal laws of the State of Delaware (irrespective of its conflict of laws principles) shall govern the validity of this Rights Certificate, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                  12. THIS RIGHTS CERTIFICATE AND THE COMMON STOCK ISSUABLE UPON EXERCISE THEREFOR ARE SUBJECT TO THE PROVISIONS OF THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND BYLAWS, AS SUCH MAY BE AMENDED AND SUPPLEMENTED, WHICH TERMS, PROVISIONS AND CONDITIONS ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF. COPIES OF THE ARTICLES OF INCORPORATION AND BYLAWS ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AND ARE ALSO AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY.





Dated:  ___________ __, 2002


FACTORY CARD & PARTY OUTLET CORP.
(f/k/a Factory Card Outlet Corp.)




--------------------------------------
By:
Title:

                       [ENDORSEMENT/ ELECTION TO PURCHASE]


PLEASE INSERT SOCIAL SECURITY NUMBER
OR OTHER IDENTIFYING NUMBER:


--------------------------------------------------------------------------------
                     (Name and Address of Holder)


--------------------------------------------------------------------------------


                                       3